UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2025

Latham Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road, Latham, NY	12110
(Address of principal executive offices)	(Zip Code)

(800) 833-3800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Latham Group, Inc. (the “Company”) and its wholly owned subsidiary, Latham Pool Products, Inc. (“Latham Pool”), are implementing a planned transition process for the office of President and Chief Executive Officer. On December 8, 2025, the Company announced that Scott Rajeski, Latham Pool’s President and Chief Executive Officer, will retire from the Company and its subsidiaries and affiliates and will resign as a Class II director on the Company’s Board of Directors (the “Board”), in each case effective January 4, 2026 (the “Rajeski Retirement Date”), and that Sean Gadd has been hired as the successor President and Chief Executive Officer of Latham Pool, and has been appointed by the Board as a Class II director of the Company, in each case effective January 5, 2026 (the “Gadd Start Date”). The Company expects that Mr. Rajeski will remain in his current roles with the Company until the Rajeski Retirement Date. Mr. Rajeski has agreed to serve in a non-employee consulting role as a special advisor to Mr. Gadd and the Company for approximately six months to assist in the orderly transition of his responsibilities to Mr. Gadd. Mr. Rajeski’s retirement as an employee and officer and resignation as a director was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Hiring of President and Chief Executive Officer; Appointment of Director – Mr. Gadd

Mr. Gadd, age 52, has been employed by James Hardie Building Products, Inc., a subsidiary of James Hardie Industries plc (NYSE/ASX: JHX), in the United States and Australia for the last 21 years, ascending through engineering, manufacturing and commercial leadership roles. He most recently served as President of North America since 2022, where he has had full P&L responsibility. Prior to such role, Mr. Gadd served as Executive Vice President, North America, Commercial (2018-2022) and Executive Vice President, Markets and Segments, North America (2015-2018) at James Hardie, leading the front end of the business across product, marketing, and sales. Mr. Gadd brings experience that is directly comparable to the Company’s material conversion and Sand State initiatives, and his demonstrated success in driving strategic growth will be invaluable for Latham and its stockholders. From 1996 to 2003, Mr. Gadd served in various engineering and plant operations roles of increasing responsibility for companies based in Australia. Mr. Gadd holds a Bachelor of Engineering degree from The University of South Wales, and a Master of Business Administration degree from The Australian Graduate School of Management.

The Board has appointed Mr. Gadd as a non-independent Class II director of the Board as of the Gadd Start Date to fill the vacancy created by Mr. Rajeski’s resignation as of the Rajeski Retirement Date. Mr. Gadd will serve for a term expiring at the Company’s 2026 annual meeting of stockholders and until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Mr. Gadd will not receive any compensation for his service on the Board and will not serve on any Board committees. There are no arrangements or understandings between Mr. Gadd and any other person pursuant to which he was selected as a director. Mr. Gadd has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Gadd has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Offer Letter – Mr. Gadd

On December 5, 2025, in connection with Mr. Gadd’s appointment as President and Chief Executive Officer of Latham Pool, Latham Pool and Mr. Gadd entered into an offer letter regarding his at-will employment (the “Gadd Offer Letter”). Mr. Gadd’s compensation as set forth in the Gadd Offer Letter includes:

•	A $750,000 annual base salary.

•	Eligibility for an annual cash bonus under the Management Incentive Bonus Plan (the “MIB”), with a target bonus of 100% of his annual base salary.

•	A new hire equity award with a total grant value of $2.75 million in the form of stock appreciation rights of the Company (“SARs”). The SAR award will be granted as of January 5, 2026, with vesting of 25% of the award on each of the first and second anniversaries of the grant date, and the remaining 50% of the award on the third anniversary of the grant date. The SAR award will be settled with shares of the Company’s common stock.

•	An annual equity award, with a total target grant value of $2 million to $3 million to be determined by the Compensation Committee, with the initial award to be granted on or around March 2027, on terms and conditions consistent with the annual equity awards to the Company’s executive officers. Future equity awards remain at the discretion of the Compensation Committee.

•	Annual reimbursement of rental expense for housing in the Albany, NY area up to $50,000 plus reasonable utility costs, an allowance for financial planning expenses up to $15,000, and other perquisites generally consistent with those provided to other Company executive officers, including health and welfare benefits and participation in a 401(k) retirement savings plan. In addition, a one-time relocation package up to $50,000, but without a tax gross-up. The relocation package and housing reimbursement is subject to full repayment if Mr. Gadd voluntarily terminates his employment, or he is terminated for cause, within 18 months of the Gadd Start Date.

Mr. Gadd will be eligible to participate in the First Amended Latham Pool Products, Inc. Officer Severance Program.

Mr. Gadd will be subject to non-disclosure, non-competition and non-solicitation requirements and has entered into a mutual arbitration agreement consistent with the Company’s other executive officers.

A copy of the Gadd Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Gadd Offer Letter is qualified in its entirety by reference to such exhibit.

Separation and Consulting Agreement – Mr. Rajeski

On December 5, 2025, the Company and Mr. Rajeski entered into the Separation and Consulting Agreement regarding the matters set forth below (the “Separation and Consulting Agreement”).

Subject to Mr. Rajeski’s compliance with his continuing obligations thereunder, the Separation and Consulting Agreement provides that:

•	Mr. Rajeski will remain eligible for his annual cash bonus under the 2025 MIB based on actual performance of the Company, with a target bonus of 100% of his annual base salary.

•	The Company will pay, on an after tax basis, 100% of his COBRA payments until the earlier of 12 months after the Rajeski Retirement Date and Mr. Rajeski ceasing to be eligible under COBRA.

•	With respect to any outstanding and unvested equity awards:

o	Any of Mr. Rajeski’s outstanding and unvested equity awards of the Company that are scheduled to vest on or before July 5, 2026 will continue to vest until such date.

o	A portion of Mr. Rajeski’s outstanding and unvested performance share units of the Company that have been or will be determined on or before July 5, 2026 to be earned based on the applicable performance goal will not be cancelled as a result of such retirement and will vest as specified in the Separation and Consulting Agreement.

o	Any outstanding and vested SARs or stock options as of July 5, 2026 may be exercised for 90 days after such date, following which any unexercised awards will be terminated.

o	Except as set forth above, any outstanding and unvested equity awards will be terminated after July 5, 2026.

In addition, during the term that he provides services under the Separation and Consulting Agreement, Mr. Rajeski will receive a fee of $41,667 per month. Mr. Rajeski will not be eligible to participate in the 2026 MIB and will not receive any new equity awards in 2026.

Mr. Rajeski will remain subject to non-competition and non-solicitation requirements currently in effect, and Mr. Rajeski and the Company will be subject to non-disparagement requirements.

A copy of the Separation and Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The above description of the material terms of the Separation and Consulting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release regarding the matters set forth in Item 5.02 herein, which is attached hereto as Exhibit 99 and is incorporated herein by reference. The information furnished in this Item 7.01 and the attached Exhibit 99 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Offer Letter by and between Latham Pool Products, Inc. and Sean Gadd, dated December 5, 2025

10.2*	Separation and Consulting Agreement by and between Latham Group, Inc. and Scott Rajeski, dated December 5, 2025

99	Press release of the Company, dated December 8, 2025, regarding executive and director matters

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025	LATHAM GROUP, INC.

	By:	/s/ Scott M. Rajeski
	Name:	Scott M. Rajeski
	Title:	Chief Executive Officer and President